Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	David Mansfield, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces First Quarter Financial Results

•        The Company generated Net sales of $24.3 million for the first quarter

•        Loss from operations before income taxes of $1.2 million in the first quarter

•        Backlog of $63.2 million as of April 30, 2019 an increase of 18% from $53.8 million on April 30, 2018

NILES, IL, June 11, 2019 - Perma-Pipe International Holdings, Inc. (NASDAQ: PPIH) announced today financial results for the first quarter ended April 30, 2019.

President and CEO David Mansfield commented, "The annual seasonal cyclicality of our business has always defined the first quarter as the weakest quarter of that cycle. Compared to the first quarter of last year, revenues were 16% lower at $24.3 million, mostly due to continuing customer-driven delays in project execution in the Middle East. Despite this decline in revenues however, the operating result was unchanged from the first quarter of last year as a result of our initiatives to better manage operating costs and to improve profitability and efficiencies. The impact of these efforts is reflected in a 5% improvement to our gross margins."

"Backlog has continued to grow and stands at $63.2 million reflecting an increase of 18% above the level at the end of the first quarter of last year," concluded Mr. Mansfield.

First Quarter Fiscal 2019 Results

Net sales decreased $4.6 million to $24.3 million in the first quarter of 2019, from $28.9 million in the prior year quarter. Lower revenues resulted from delayed project timelines in the Middle East.

Gross profit increased to 19.5%, or $4.7 million of net sales in the first quarter of 2019 from 14.6%, or $4.2 million of net sales, in the prior year quarter. This 12% increase in gross profit was due to improved margins resulting from operating cost improvement initiatives.

General and administrative expenses increased to $4.4 million in the first quarter of 2019, compared to $4.0 million in the prior year quarter, which were a result of increases across several cost categories, including increased headcount.  Selling expenses were $1.3 million in the first quarter of 2019, compared to $1.1 million in the prior year quarter, which were a result of increases across several cost categories.

Net interest expense decreased to $0.2 million in the first quarter of 2019 from $0.3 million in the prior-year quarter due to lower borrowings.

Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings is a global leader in pre-insulated piping and leak detection systems for oil and gas gathering, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, Perma-Pipe has operations at seven locations in five countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) the Company’s ability to effectively execute its strategic plan and achieve profitability and positive cash flows; (ii) the impact of global economic weakness and volatility; (iii) fluctuations in steel prices and the Company’s ability to offset increases in steel prices through price increases in its products; (iv) the timing of orders for the Company’s products; (v) decreases in United States government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (vi) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (vii) fluctuations in crude oil and natural gas prices risks; (viii) risks and uncertainties related to the Company’s international business operations; (ix) the Company’s ability to repay its debt and renew expiring international credit facilities; (x) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xi) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (xii) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xiii) reductions or cancellations of orders included in the Company’s backlog; (xiv) the Company’s ability to attract and retain senior management and key personnel; (xv) the Company’s ability to achieve the expected benefits of its growth initiatives; (xvi) the Company’s ability to interpret changes in tax regulations and legislation; (xvii) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s percentage-of-completion revenue recognition; (xviii) the Company’s failure to establish and maintain effective internal control over financial reporting; and (xix) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com.)

Perma-Pipe’s Form 10-Q for the quarter ended April 30, 2019 will be accessible at www.sec.gov and www.permapipe.com. For more information, visit the Company's website.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended April 30,
	2019	2018
Net sales	$24,276	$28,889
Cost of sales	19,554	24,664
Gross profit	4,722	4,225

Operating expenses
General and administrative expenses	4,442	3,982
Selling expenses	1,260	1,142
Total operating expenses	5,702	5,124

Loss from operations	(980)	(899)

Interest expense, net	210	266
Loss from operations before income taxes	(1,190)	(1,165)

Income tax expense/(benefit)	312	(48)

Net loss	$(1,502)	$(1,117)

Weighted average common shares outstanding
Basic and diluted	7,887	7,718

Loss per share
Basic and diluted	(0.19)	(0.14)

Note: Earnings per share calculations could be impacted by rounding.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	April 30, 2019	January 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$7,960	$10,156
Restricted cash	2,602	2,581
Trade accounts receivable, less allowance for doubtful accounts of $503 at April 30, 2019 and $536 at January 31, 2019	24,800	32,508
Inventories, net	16,126	12,289
Prepaid expenses and other current assets	3,682	3,773
Contract assets	1,983	1,653
Total current assets	57,153	62,960
Property, plant and equipment, net of accumulated depreciation	29,568	30,398
Other assets
Operating lease right-of-use asset	10,323	-
Deferred tax assets - long-term	461	458
Goodwill	2,218	2,269
Other assets	6,791	6,120
Total other assets	19,793	8,847
Total assets	$106,514	$102,205
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$11,582	$12,006
Accrued compensation and payroll taxes	1,476	1,544
Commissions and management incentives payable	1,724	1,866
Revolving line North America	5,642	8,890
Current maturities of long-term debt	1,125	640
Customers' deposits	3,524	3,708
Outside commissions payable	1,453	1,743
Contract liability	1,846	1,569
Operating lease liability short-term	816	-
Other accrued liabilities	4,355	3,856
Income taxes payable	700	1,266
Total current liabilities	34,243	37,088
Long-term liabilities
Long-term debt, less current maturities	6,484	6,751
Deferred compensation liabilities	3,666	3,883
Deferred tax liabilities long-term	1,417	1,435
Operating lease liability long-term	9,493	-
Other long-term liabilities	437	688
Total long-term liabilities	21,497	12,757
Stockholders' equity
Common stock, $.01 par value, authorized 50,000 shares; 7,893 issued and outstanding at April 30, 2019 and 7,854 issued and outstanding at January 31, 2019	79	79
Additional paid-in capital	59,026	58,793
Accumulated deficit	(5,134)	(3,632)
Accumulated other comprehensive loss	(3,197)	(2,880)
Total stockholders' equity	50,774	52,360
Total liabilities and stockholders' equity	$106,514	$102,205